Exhibit 99.1

FOR IMMEDIATE RELEASE

MR. COOPER GROUP REPORTS FIRST QUARTER 2024 RESULTS

•	Reported net income of $181 million including other mark-to-market of $42 million, equivalent to ROCE of 16.7% and operating ROTCE of 14.5%

•	Book value per share and tangible book value per share increased to $68.06 and $65.48

•	Servicing portfolio grew 33% y/y to $1,136 billion

•	Repurchased 0.5 million shares of common stock for $39 million

•	Issued $1 billion senior notes maturing 2032 with coupon of 7.125%

Dallas, TX (April 24, 2024) - Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), reported first quarter income before income tax expense of $232 and net income of $181 million. Excluding other mark-to-market and other adjustments, the Company reported pretax operating income of $199 million. Adjustments included other mark-to-market net of hedges of $42 million and other items shown below in the reconciliation of GAAP and non-GAAP results.

Chairman and CEO Jay Bray commented, “The company has started the year with excellent momentum, including return on tangible common equity rising to 14.5%. Thanks to our strategic emphasis on technology, including years of investment in AI and the cloud, Mr. Cooper is well positioned to provide our customers with world-class service, operate as a trusted counterparty for our industry stakeholders, and grow and sustain investor returns.”

Mike Weinbach, President added, “This environment is playing to the strengths of our balanced business model, as we are enjoying strong momentum with subservicing clients and seeing attractive opportunities to acquire MSRs, while our originations team has been very nimble in helping customers save money and access the equity they’ve built up in their homes.”

Servicing

The Servicing segment provides a best-in-class home loan experience for our 5.1 million customers while simultaneously strengthening asset performance for investors. In the first quarter, Servicing recorded pretax income of $313 million, including other mark-to-market of $42 million. The servicing portfolio ended the quarter at $1,136 billion. Servicing generated pretax operating income, excluding other mark-to-market, of $273 million. At quarter end, the carrying value of the MSR was $9,796 million equivalent to 155 bps of MSR UPB.

	Quarter Ended
	Q1’24		Q4’23
($ in millions)	$	BPS	$	BPS
Operational revenue	$577	21.6	$507	21.1
Amortization, net of accretion	(170)	(6.4)	(151)	(6.3)
Mark-to-market	43	1.6	(40)	(1.7)

Total revenues	450	16.8	316	13.1
Total expenses	(185)	(6.9)	(180)	(7.4)
Total other income, net	48	1.8	48	1.9

Income before taxes	313	11.7	184	7.6
Other mark-to-market	(42)	(1.6)	41	1.7
Accounting items	—	—	2	0.1
Intangible amortization	2	0.1	2	0.1

Pretax operating income excluding other mark-to-market and accounting items	$273	10.2	$229	9.5

	Quarter Ended
	Q1’24	Q4’23
MSRs UPB ($B)	$631	$588
Subservicing and Other UPB ($B)	505	404

Ending UPB ($B)	$1,136	$992
Average UPB ($B)	$1,068	$963
60+ day delinquency rate at period end	1.6%	1.9%
Annualized CPR	4.7%	4.0%
Modifications and workouts	24,460	16,953

Originations

The Originations segment creates servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income and pretax operating income of $32 million.

The Company funded 11,599 loans in the first quarter, totaling approximately $2.9 billion UPB, which was comprised of $1.4 billion in direct-to-consumer and $1.5 billion in correspondent. Funded volume increased 8% quarter-over-quarter, while pull through adjusted volume increased 16% quarter-over-quarter to $3.0 billion.

	Quarter Ended
($ in millions)	Q1’24	Q4’23
Income before taxes	$32	$9
Accounting items	—	1

Pretax operating income excluding accounting items and other	$32	$10

	Quarter Ended
($ in millions)	Q1’24	Q4’23
Total pull through adjusted volume	$3,013	$2,592
Funded volume	$2,878	$2,661
Refinance recapture percentage	70%	76%
Recapture percentage	24%	22%
Purchase volume as a percentage of funded volume	55%	59%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on April 24, 2024 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Investor Contact:

Kenneth Posner, SVP Strategic Planning and Investor Relations

(469) 426-3633

Shareholders@mrcooper.com

Media Contact:

Christen Reyenga, VP Corporate Communications

MediaRelations@mrcooper.com

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2024	Three Months Ended December 31, 2023
Revenues:
Service related, net	$478	$345
Net gain on mortgage loans held for sale	86	59

Total revenues	564	404

Total expenses:	317	332
Other (expense) income, net:
Interest income	158	159
Interest expense	(170)	(159)
Other (expense) income, net	(3)	(3)

Total other (expense) income, net	(15)	(3)

Income before income tax expense	232	69
Income tax expense	51	23

Net income	$181	$46

Earnings per share:
Basic	$2.80	$0.71

Diluted	$2.73	$0.69

Weighted average shares of common stock outstanding (in millions):
Basic	64.6	65.1

Diluted	66.3	66.7

MR. COOPER GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	Unaudited
	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$578	$571
Restricted cash	157	169
Mortgage servicing rights at fair value	9,796	9,090
Advances and other receivables, net	914	996
Mortgage loans held for sale at fair value	1,070	927
Property and equipment, net	55	53
Deferred tax assets, net	426	472
Other assets	1,779	1,918

Total assets	$14,775	$14,196

Liabilities and Stockholders’ Equity
Unsecured senior notes, net	$4,137	$3,151
Advance, warehouse and MSR facilities, net	4,087	4,302
Payables and other liabilities	1,691	1,995
MSR related liabilities - nonrecourse at fair value	455	466

Total liabilities	10,370	9,914
Total stockholders’ equity	4,405	4,282

Total liabilities and stockholders’ equity	$14,775	$14,196

UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2024
	Servicing	Originations	Corporate/ Other	Consolidated
Service related, net	$440	$16	$22	$478
Net gain on mortgage loans held for sale	10	76	—	86

Total revenues	450	92	22	564

Total expenses	185	62	70	317
Other income (expense), net:
Interest income	146	12	—	158
Interest expense	(98)	(10)	(62)	(170)
Other expense, net	—	—	(3)	(3)

Total other income (expense), net	48	2	(65)	(15)

Pretax income (loss)	$313	$32	$(113)	$232

Income tax expense				51

Net income				$181

Earnings per share
Basic				$2.80

Diluted				$2.73

Non-GAAP Reconciliation:
Pretax income (loss)	$313	$32	$(113)	$232
Other mark-to-market	(42)	—	—	(42)
Accounting items / other	—	—	7	7
Intangible amortization	2	—	—	2

Pretax operating income (loss)	$273	$32	$(106)	$199

Income tax expense(1)				(48)

Operating income				$151

Operating ROTCE(2)				14.5%

Average tangible book value (TBV)(3)				$4,176

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,113 and ending TBV of $4,238.

UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2023
	Servicing	Originations	Corporate/ Other	Consolidated
Service related, net	$307	$16	$22	$345
Net gain on mortgage loans held for sale	9	51	(1)	59

Total revenues	316	67	21	404

Total expenses	180	59	93	332
Other income (expense), net:
Interest income	148	10	1	159
Interest expense	(100)	(9)	(50)	(159)
Other expense, net	—	—	(3)	(3)

Total other income (expense), net	48	1	(52)	(3)

Pretax income (loss)	$184	$9	$(124)	$69

Income tax expense				23

Net income				$46

Earnings per share
Basic				$0.71

Diluted				$0.69

Non-GAAP Reconciliation:
Pretax income (loss)	$184	$9	$(124)	$69
Other mark-to-market	41	—	—	41
Accounting items / other	2	1	36	39
Intangible amortization	2	—	—	2

Pretax operating income (loss)	$229	$10	$(88)	$151

Income tax expense				(37)

Operating income(1)				$114

Operating ROTCE(2)				11.1%

Average tangible book value (TBV)(3)				$4,123

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,133 and ending TBV of $4,113.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q1’24	Q4’23
Stockholders’ equity (BV)	$4,405	$4,282
Goodwill	(141)	(141)
Intangible assets	(26)	(28)

Tangible book value (TBV)	$4,238	$4,113

Ending shares of common stock outstanding (in millions)	64.7	64.6

BV/share	$68.06	$66.29
TBV/share	$65.48	$63.67

Net income	$181	$46

ROCE(1)	16.7%	4.3%

Beginning stockholders’ equity	$4,282	$4,304
Ending stockholders’ equity	$4,405	$4,282

Average stockholders’ equity (BV)	$4,344	$4,293

(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.